Exhibit 10.1 Promissory Note executed by the Company in favor of Chao Jui Hsia, dated as of November 22, 2004, in the original principal amount of $1,493,400.00.

$1,493,400.00 (U.S. Dollars)	Date: November 22, 2004

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned AESP, INC., a Florida corporation (the “Maker”) promises to pay to the order of Chao Jui Hsia (the “Payee”) the principal sum of ONE MILLION FOUR HUNDRED NINETY THREE THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($1,493,400.00) together with interest thereon as set forth in this Promissory Note (the “Note”).

     1. Principal. The full principal amount of this Note shall be due and payable on December 31, 2005, but if the date that such payment is due is not a business day, then payment shall be due on the next following business day. All payments hereunder shall he made at the Payee’s address set forth in the notice provision hereof or as otherwise may be designated by the Payee in writing in accordance with the notice provision.

     2. Repayment of Interest. The full principal amount of this Note, outstanding from time to time, shall accrue interest at the rate of six percent (6%) per annum commencing on November l, 2004. The accrued and unpaid interest under this Note shall be due and payable on a monthly basis. The first monthly interest payment shall be due on December 1, 2004, and each monthly interest payment thereafter shall be due and payable on the first day of each calendar month thereafter until the full principal and interest amount of this Note is paid in full, but if the date that a monthly interest payment is due is not a business day, then payment shall be due on the next following business day. All interest payments hereunder shall be made at the Payee’s address set forth in the notice provision hereof or as otherwise may be designated by the Payee in writing in accordance with the notice provision. Upon an event of default, as set forth in Section 7 below, and during the continuation thereof; through judgment, interest shall accrue at a rate of nine percent (9%). All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

     3. Security. For the purpose of securing prompt and complete payment and performance by the Maker of the obligations under this Note, the Maker hereby grants to the Payee a continuing second priority security interest in and to, lien upon, the following property of the Maker: (1) all goods of the Maker, including without limitation, machinery, equipment, furniture, furnishings, fixtures, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Maker or in which the Maker may have or may hereafter acquire any interest, and all replacements, additions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance involving any of the foregoing; and (2) all inventory of the Maker, including, but not limited to, all goods, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Maker’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sales or disposition of any of the foregoing. At the end of each month, so long as this Note remains outstanding, the Maker will maintain a minimum inventory value of $1,400,000, as computed in accordance with generally accepted accounting standards. Payee has the right, upon two weeks notice to the Maker, to conduct an audit to ensure compliance with this inventory requirement. Any expenses of such audit will be borne by the Payee.

     4. Costs, Indemnities and Expenses. The Maker agrees to pay all filing fees and similar charges and all costs incurred by the Payee in collecting or securing or attempting to collect or secure this Note, including attorneys’ fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Maker agrees to pay any documentary stamp taxes, intangible taxes car other taxes (except for federal or state income or franchise taxes based on the Payee’s income) which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Maker agrees to indemnify and hold the Payee harmless from and against any liability, costs, attorney’s fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

     5. Prepayment. This Note may be prepaid in whole or in part at any time without penalty. Except as otherwise required by law or by the provisions of this Note, payments received by the Payee hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

     6. Assignment by Payee. Payee may not assign this Note without the written consent of Maker. All of the terms of this Note shall inure to the benefit of the Payee and his successors and assigns. This Note shall not be assignable or delegable by the Maker.

     7. Events of Default. The Payee shall have the right to accelerate the maturity of this Note and the entire amount of principal and interest under this Note shall be immediately due and payable upon the occurrence of an Event of Default as stated below. No remedy conferred under this Section 7 upon the Payee is intended to be exclusive of any other remedy available to the Payee, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Payee of any right, power or remedy hereunder shall preclude any other or further exercise thereof. Each of the following events shall constitute a default under this Agreement (each an “Event of Default”):

     (i) any default, whether in whole or in part, shall occur in the payment to the Payee of principal or interest or AESP shall default in the payment of any other item comprising the Note when due and five (5) calendar days shall have elapsed without cure thereof;

     (ii) any default by AESP, whether in whole or in part, shall occur in the due observance or performance of any other covenant, term or provision to be performed under this Note and fifteen (l5) calendar days shall have elapsed without cure thereof;

     (iii) AESP shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States

Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

     (iv) a Change of Control shall occur. For purposes hereof, a “Change of Control” means the removal of Messrs. Slav Stein and Roman Briskin as executive officers of the Maker and the appointment of someone other than Mr. Stein or Mr. Briskin as Chief Executive Officer.

     8. Miscellaneous.

          (a) Entire Agreement. This Note, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, between the parties hereto with respect to such matters, and neither this Note nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Note, terminated, except by a written agreement signed by the parties hereto.

          (b) Negotiated Agreement. The parties to this Note have fully participated in its negotiation and preparation. Accordingly, this Note shall not be more strictly construed against either of the parties.

          (c) Waivers. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

          (d) Governing Law; Forum. This Note and all transactions contemplated hereby and thereby shall he governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. The parties hereto hereby agree to the exclusive jurisdiction of the state courts situated in Miami-Dade County and the parties hereby waive any objection which they may have to the laying of venue of any such proceeding in such court and waive any claim of inconvenient forum with respect to such venue. The parties hereto further agree that service of process, relating to an action arising hereunder, pursuant to the notice provision set forth in Section 8(g) hereof shall be sufficient and hereby waive any claim for insufficiency of process as a result of a party’s use of such method of service.

          (e) Waiver of Jury Trial. THE PARTIES TO THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES ENTERING INTO THIS NOTE.

          (f) Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing to each party’s address sot forth below and shall he considered as duly given: (a) on the date of delivery, if hand delivered; or (b) after two (2) days if sent by an internationally recognized express courier service, postage or delivery charges prepaid; or (d) after five (5) days if sent by first class certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice, in accordance with this provision, to the other party stating its new address.

If to Maker:	AESP, Inc.
1810 N.E. 144th Street
North Miami, FL 33181
USA
Attn: Slav Stein

If to Payee:	Chao Jui Hsia
2F, No. 112, Sec. 3
Min Chuan East Rd.
Taipai, Taiwan, ROC
Attn: Chao Jui Hsia

MAKER:

AESP, INC.

	By:	/s/ Slav Stein

	Name:	Slav Stein
	Its:	President & CEO

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